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                                                                       Exhibit 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW


                  60 STATE STREET, BOSTON, MASSACHUSETTS 021O9
                         617-526-6OOO o FAX 617-526-5OOO


                                                       June 3, 1997

Hybridon, Inc.
620 Memorial Drive
Cambridge, MA 02139

Ladies and Gentlemen:

     This opinion is furnished to Hybridon, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time of up to 5,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock").

     We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors (the "Board") of the Company, a copy of the By-Laws of the Company, as amended, and a copy of the Restated Certificate of Incorporation of the Company, as amended.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

     In rendering this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws and regulations; (ii) the Registration Statement will be effective and will comply with all applicable laws and regulations at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws and regulations; (iv) all Shares will be issued and sold in compliance with applicable federal and state securities laws and regulations and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement thereto (including the receipt of consideration therefor by the Company); and (v) a definitive purchase, underwriting or similar agreement with respect to any Shares offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.



WASHINGTON, DC                      BOSTON, MA                      LONDON, UK*
--------------------------------------------------------------------------------
             HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

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Hybridon, Inc.
June 3, 1997
Page 2

     Based upon the foregoing, we are of the opinion that the Shares, when both
(i) the Board has taken all necessary corporate action to approve the issuance of and the specific terms of the offering of the Shares and related matters and
(ii) certificates representing the Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, will be duly authorized and validly issued, fully paid and non-assessable.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in related Prospectus Supplements under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.



                                            Very truly yours,

                                            /s/Hale and Dorr LLP

                                            Hale and Dorr LLP